Filed Pursuant to Rule 424(b)(3)
Registration No. 333- 155596
PROSPECTUS SUPPLEMENT NO. 1
TO PROSPECTUS DATED DECEMBER 18, 2008
ATLAS PIPELINE PARTNERS, L.P.
ATLAS PIPELINE FINANCE CORPORATION
Offer to Exchange
Registered 8 3/4% Senior Notes due 2018
for
All outstanding 8 3/4% Senior Notes due 2018 issued June 27, 2008
($250,000,000 in principal amount outstanding)

This prospectus supplement supplements information contained in the prospectus dated December 18, 2008. This prospectus supplement should be read in conjunction with, is qualified by reference to, and must be accompanied by, the prospectus dated December 18, 2008, except to the extent that the information in this supplement supersedes the information contained in the prospectus.
The prospectus dated December 18, 2008 incorrectly stated that the exchange offer expires at 5:00 p.m., New York City time, on January 21, 2008, unless extended. As set forth in the exchange offer transmittal documents, the exchange offer expires at 5:00 p.m., New York City time, on January 21, 2009, unless extended.

Investing in the notes involves risk. See “Risk Factors” beginning on page 7 of the prospectus, as well as the risk factors that are incorporated by reference in the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus supplement is December 22, 2008.